Exhibit 10.30

PROMISSORY NOTE

$352,273                      South San Francisco, California
April 29, 2011

FOR VALUE RECEIVED, VistaGen Therapeutics, Inc., a California corporation ("Company"), in connection with the satisfaction of certain amounts owed by Company to Cato Holding Company ("Payee"), and as consideration for:

1.           cancellation in full of all amounts due and payable, as of the date hereof, by Company to Payee under that certain Loan Agreement, dated February 3 , 2004 (the "Loan Agreement"), as amended August 10,2006, and further amended pursuant to Amendment No. 2, dated February 14, 2007, Amendment No. 3, dated December 31, 2009, and Amendment No. 4, dated December 31,2010, each attached hereto as Exhibit A, and,
2.           cancellation of $ 105,000 in principal amount owed by Company to Payee under that Unsecured Promissory Note, dated August 19,2010 (the "August 2010 Note"), as amended December 31,2010, each attached hereto as Exhibit B,
3.           the release by Payee of certain security interests in Company's marketable personal property as given in Exhibit B to the Loan Agreement as attached hereto as Exhibit C.  Company hereby promises to pay to Payee or any permitted holder of this Promissory Note (the "2011 Note") designated by Payee (a "Holder"), at its offices located at 4364 South Alston Ave., Durham, NC, 27713, or at such other place as Payee or a Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Three Hundred Fifty-One Thousand Seven Hundred Sixty Dollars ($352,273) in full satisfaction of those amounts due under the Loan Agreement and the August 2010 Note, as of April 29, 2011, as listed above, and in accordance with the following:

1. Payments.

    (a) Company shall pay to Payee the principal sum of Three Hundred Fifty-Two Thousand Two Hundred Seventy Three Dollars ($352,273) in accordance with the following payment schedule:

       1.           Ten Thousand Dollars ($ 10,000) each month, beginning May 1,2011 and ending on October 1,2011;

    2.           Twelve Thousand Dollars ($12,500) each month, beginning November 1, 2011, and each month thereafter until the balance under the 2011 Note, is paid in full, with the final monthly payment to be made in the amount equal to the then current outstanding balance of principal and interest due under the 2011 Note, subject to certain conditions described in Section 3 below.

2. Interest. The 2011 Note shall bear interest at the rate of 7.0% per annum, compounded monthly.

3.           Events of Default and Remedies.

Any one of the following occurrences shall constitute an "Event of Default" under this Note:

    (a)           The failure by Company to make any payment upon this 2011 Note within ten (10) days of the date the same becomes due and payable in accordance with the terms hereof; or
    (b)           The occurrence of any default under this 2011 Note other than as described in the preceding clause and the continuation of such default for twenty (20) days after notice thereof is given to Company by the Payee; or
    (c)           Company becoming the subject of any proceedings or action of any regulatory agency or any court relating to its insolvency or for the appointment of a trustee, receiver or similar officer for Company, making an assignment for the benefit of its creditors, or entering into any agreement for the extension or readjustment of all or substantially all of its obligations.

Upon the occurrence of any Event of Default hereunder, (i) the entire unpaid principal balance at the option of Payee and without notice or demand of any kind to Company or any other person, immediately becomes due and payable; and (ii) the Payee shall have and may exercise any and all rights and remedies available at law or in equity.

4.           Time of Cancellation.

    (a) The cancellation of the $105,000 due under the August 2010 Note described above shall occur immediately before the conversion of the remaining sums due under such note pursuant to the certain Conversion Agreement between the Company and certain holders of the Company's promissory notes dated on or about April 29, 2011.

5.           Miscellaneous.

    (a)           The provisions of this 2011 Note shall inure to the benefit of and be binding on any successor to Company, or any assignees hereof, and shall extend to any Holder hereof.
    (b)           The obligation to pay the Holder of this 2011 Note shall be absolute and unconditional and the rights of such Holder shall not be subject to any defense, setoff, counterclaim or recoupment or by reason of any indebtedness or liability at any time owing by Holder to Company.
    (c)           This 2011 Note shall not be amended unless such amendment is in writing and executed by both Holder and Company.
    (d)           This 2011 Note shall be governed by and construed in accordance with the laws of the State of California.
    (e) Company reserves the right to prepay the outstanding balance under this 2011 Note in full or in part at any time during the term of this 2011 Note without notice and without premium or penalty.

IN WITNESS WHEREOF, the undersigned has executed and delivered this 2011 Note as of the date and year first above written.
VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer

Cato Holding Company hereby agrees that, upon execution of this note by Company, (1) all amounts due under the Loan Agreement are cancelled, (2) $105,000 due under the August 2010 Note is cancelled, and (3) all security interests under Exhibit B of the Loan Agreement are cancelled.

By: /s/ Cato Holding Company

Exhibit A

LOAN AGREEMENT

Dated as of February 3, 2004 by and between CATO HOLDING COMPANY

CATO VENTURE GROUP
as lender
and
VISTAGEN THERAPEUTICS, INC.
 as borrower

TOTAL CREDIT AMOUNT: $200,000

Maturity; 36 months
Formula: None.
Loan Fee: None
Interest: Prime plus 1%
Warrants: 25,000 shares of Common Stock
Warrant Price: $0.08 per share

1.     The terms and information set forth on this cover page are a part of the attached Loan Agreement, dated as of the date first written above (this "Agreement"), entered into by and between Cato Holding Company; a North Carolina corporation dba Cato Venture Group  ("Lender"), and VistaGen Therapeutics, Inc., a California Corporation ("Borrower"), The terms and conditions of the Agreement agreed to between Lender and Borrower are as follows:

Advances.

    (a)     Borrower may request and promptly receive one or more advances (each, an "Advance" and collectively, the "Advances") from time to time in an aggregate outstanding amount up to the total Credit Amount specified on the cover page thereafter, provided all matters relating to the requested Advances have been completed to Lender's satisfaction
    (b)           To obtain an Advance, Borrower shall give Lender irrevocable written notice in the form acceptable to Lender (attached as Exhibit A) by 10:00 a.m. New York Time on the business day prior to the date of such Advance. The Advances made pursuant to this Agreement and all payments made hereunder shall be recorded by Lender on its books and records. The failure to record any Advance, prepayment or payment shall hot limit or otherwise affect the obligation of Borrower to pay any amounts due hereunder. Each request for an Advance shall- be deemed to affirmthat the representations and warranties set forth in Section 3 are true, complete and correct.
    (c)           Borrower shall pay interest on the outstanding Advances at a floating rate, equal to the Prime Rate announced from time to time by Lender plus themargin specified on the cover page hereof. Interest shall be payable in arrears on the first day of each month. The Prime Rate shall mean the published 'Prime Rate" that appears in the "Money Rates" section of The Wall Street Journal. The entire outstanding principal balance of the Advances, all accrued arid unpaid interest thereon, and all fees, expenses and other amounts outstanding, if any, hereunder shall.be immediately due and payable on the Maturity Date specified on the cover page.

    (d)           All payments on this Agreement shall be applied first to fees and expenses, if any, then to interest and then to principal. Any principal or interest payments on this Agreement outstanding after the occurrence and during the continuance of a default under this Agreement shall bear interest at a rate equal to the lesser of 5% above the rate otherwise applicable under this Agreement or the maximum rate permitted under law. The provision in this paragraph for late fees and default interest shall not be construed as Lender's consent to Borrower's failure to pay any amounts in strict accordance with this Agreement, and Lender's acceptance of iany such payments shall not restrict Lender's exercise of any remedies arising out of any such fai lure.

2.         Security Interest. As security for all present and future indebtedness, guarantees,liabilities, and other obligations of Borrower to Lender under this Agreement or otherwise (collectively, the "Obligations"). Borrower hereby assigns and grants Lender a continuing security interest in Borrower's personal property, whether now owned (as specified in Exhibit B) or hereafter acquired, and wherever located, including without limitation all of the following: all accounts, cash, general intangibles, chattel paper, documents, letters of credit, instruments, deposit accounts, investment property, inventory, fixtures and equipment, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, excluding all of Borrower's intellectual property, including patents, patent applications, cell lines, licensed property and copyrights and trademarks and all products and proceeds thereof, but including any insurance proceeds of the foregoing (collectively, the "Collateral"). Borrower will provide Lender timely access to such documents from time to time to ensure perfectionor continuity of the security interest granted hereunder.

3.      Representations and Warranties. Borrower represents to Lender on the date hereof and ori each date on which an Advance is requested, as follows: (a) Borrower is not knowingly in default under any agreement under which Borrower owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Borrower; (b) Borrower has taken all action necessary to authorize the execution, delivery and performance of this Agreement; (c) there are no liens, security interests or other encumbrances on the Collateral other than the first priority security interest granted to Lender hereunder; (d) the execution and performance of this Agreement do not conflict with, or constitute a default under, any agreement to which Borrower is party or by which Borrower is bound; (e) the information provided to Lender on or prior to the date of this Agreement is true and correct in all material respects; (f) All financial statements and other information provided to Lender fairly present Borrower's financial condition, and there has not been a material adverse change in the financial condition of Borrower since the date of the most recent of the financial statements submitted to Lender; (g) the execution and performance of this Agreement do not conflict with, or constitute a default under, any agreement to which Borrower is party or by which Borrower is bound; (h) Borrower is in compliance with all laws and orders applicable to it; (i) Borrower is not party to any litigation and is not the subject of any government investigation, and Borrower has no knowledge of'any pending litigation or investigation or the existence of circumstances that reasonably cotild be expected to give rise to such litigation or investigation; and (j) no representation or other statement made by Borrower to Lender contains any untrue statement of a material adverse fact or omits to state a material adverse fact necessary to make any statements made to Lender not misleading

4. Covenants.

    (a)           Borrower will provide Lender (i) within 45 days after the last day of each quarter, company-prepared quarterly financial statements in same form and substance as provided to all investors, (ii) as soon as available, but in any event with ninety (90) days after the end of each fiscal year, compiled financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with a unqualified opinion on such financial statements of the Borrower's independent certified public accounting firm; and (iii) promptly upon Lender's request, such other information relating to Borrower's operations and condition as Lender may reasonably request from time to time. Lender, at its cost, shall have a right to examine and copy Borrower's bojoks andrecords from time to time within the Company's facilities.and upon reasonable notice to Borrower. Borrower will maintain insurance in the form and amount found acceptable to Lender prior to closing relating to the Collateral and Borrower's business If permitted by Borrower's insurance carrier, any insurance on the Collateral shall include a lender's loss payable endorsement in favor of Lender as an additional loss payee, and any liability insurance shall show Lender as an additional insured.
    (b)           Borrower will maintain its corporate existence and good standing and will maintain in force all licenses and agreements necessary or appropriate in Borrower's judgement to the conduct of its business. Borrower will pay all taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to it.
    (c)           Borrower will not without advance approval of Lender whoose approval shall not be unreasonably with held, (i) make any material investments in, or loans or advances to,any person other than in the ordinary course of business as currently conducted or currently planned to be conducted , (ii) acquire any material assets other than in the ordinary course of business as currently conducted, (iii) make any material distributions or pay any dividends to any person on account of Borrower's shares, (iv) excepting sales of convertible debt approved for sale by the Company's Director's, borrow any money, or otherwise become substantially more liable in connection with any indebtedness outside the ordinary course of business as currently conducted, (v) move, dispose of or encumber any, portion of its Collateral, except for dispositions of inventory in the ordinary course of business as currently conducted, or (vi) merge or consolidate with or into any person or entity.

5.           Fees and Expenses. Lender shall pay all of its legal and underwriting expenses in connection with this Agreement, with the exception of the insurance endorsements as set forth in Section 4(a). Borrower shall, pay all of its legal expenses in connection with this Agreement and all reasonable out of pocket costs that Lender incurs in enforcing this Agreement or exercising any rights withjrespeet to the Collateral including all costs incurred after the occurrence of an Insolvency Event), including without limitation reasonable attorneys fees and expenses.

6.           Events of Default: Remedies. Any one or more of the following shall constitute an Event of Default under this Agreement:

    (a) Borrower's failure (i) to comply with written notice from Lender of Borrowers providing 48-hour notice to pay all or any part of the overdue principal or interest payments required hereunder as of the date due and payable, or (ii) to comply with any agreement or covenant set forth in this Agreement, or (iii) to comply with any law to which Borrower is subject; or (b) Borrower becomes the subject of any case or proceeding under the United States Bankruptcy Code or any other law relating to the reorganization or restructuring of debt (an "Insolvency Event"); or (c) any representation made to Lender in this Agreement, or any information given to Lender by or on behalf of Borrower shall be incorrect in any adverse material respect; or (d) any part of the Collateral becomes subject to an attachment, lien, security interest or levy in favor of any person or entity other than Lender; or (e) a judgment or judgments for the payment of money shall be rendered against Borrower and shall remainunsatisfied and unstayed for a period of twenty (20) business days.

7.           Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest; and other amounts owing hereunder shall, at the option of Lender, be immediately due and payable and collectible by or on behalf of Lender, and Lender may exercise all of the rights of a secured party under the California Uniform Commercial Code and any other applicable law. Lender may immediately set off and apply to any obligation outstanding hereunder any balances or deposits held by Lender or any indebtedness at any time: owing to or for the credit or the account of Borrower held by Lender. Borrower shall assemble the Collateral in accordance with Lender's directions within 14 days, and Lender shall have a right at Borrower's sole expense to dispose of all or any portion of the Collateral in the order and manner that Lender elects, in its sole discretion, in any commercially reasonable manner. Lender shall have a royalty-free license to use any name, trademark, or any property of Borrower to complete production of, advertisement for, and disposition of any Collateral and Lender shall have a license to enter into, occupy and use Borrower's premises during normal business hours and in the presence of one or more officers of the Company and the Collateral without charge to exercise any of Lender's rights or remedies under this Agreement. Borrower irrevocably appoints Lender (and any of Lender's designated employees or agents) as Borrower's true and lawful attorney in fact to: endorse Borrower's name on any checks or other forms of payment; make, settle and adjust all claims under and decisions with respect to Borrower's policies of insurance; settle and adjust disputes and claims respecting accounts receivable with account debtors; execute and deliver all notices, instruments and agreements in connection with the perfection of the security interest granted in this Agreement; and sell, lease or otherwise dispose of all or any part of the Collateral. The appointment of Lender as Borrower's attorney in fact, and each of Lender's rights and powers, being coupled with an interest, is irrevocable until all amount owing to Lender have been repaid in full. Waivers: Indemnity. Borrower shall pay all reasonable costs of collection and enforcement of this Agreement when incurred, including reasonable attorneys' fees, costs and expenses incurred before, after or in connection with of an Insolvency Event. Lender shall be liable for any loss of, or damage to, the Collateral, the risk of which shall beborne by Lender. Borrower shall hold Lender harmless from any claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Agreement or the transactions contemplated hereby, including any claim, obligation or liability arising before, after or in connection with an Insolvency Event. The indemnity obligation hereunder shall survive repayment of all Obligations and termination of this Agreement until all applicable statute of limitation periods as to actions that may be brought against Lender have run.

8.      Miscellaneous. Lender may assign all or any part of its interest in this Agreement and the Advances to any person or entity, or grant a participation of any interest in this Agreement, without notice to, or the consent of, Borrower. This Agreement can be amended only by an instrument signed by Lender and Borrower, AD prior agreements, understandings and. negotiations with the Lender are superseded by this Agreement. Borrowermay not assign any obligation hereunder without Lender's consent, which consent will not be unreasonably with held.. This Agreement maybe executed in two or more counterparts, each of which shall be deemed an original, but all of which, shall constitute one instrument. Each provision of this Agreement shall be severable from every other provision of this Agreement fir the purpose of deteirnining the legal enforceability of any specific provision. All covenants, representations and warrants made in this Agreement shall continue in full force and effect so long as any obligations hereunder remain outstanding. This Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of laws rules. Borrower and Lender consent to the jurisdiction of the United States District Court of the Northern District of California and the state courts for Santa Clara County, California.

JURY WAIVER. LENDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

IN WITNESS WHEREOF, -the undersigned have executed this Agreement as of the first day above written.

VISTAGEN THERAPEUTICS, INC.

CATO HOLDING COMPANY
DBA CATO VENTURE GROUP

AMENDMENT NO. 2 TO LOAN AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AGREEMENT (the"Amendment") is made and entered Into as of February 14 2007, by and between Cato Holding Company, a North Carolina corporation dba Cato BioVentures ("LENDER"), and VistaGen Therapeutics, Inc., a California corporation ("BORROWER").

WHEREAS, the parties entered into that certain Loan Agreement dated as of February 3, 2007, as amended by an Agreement dated August 16,2006 (collectively; the "Agreement"), pursuant to which LENDER extended to BORROWER a $200,000 line of credit at an interest rate of Prime plus 1% and with a maturity of thirty-six (36) months from the date of the Agreement; and

WHEREAS, the parties desire to amend the Agreement to increase the line of credit extended to BORROWER to: $400,000 and to amend the maturity date and repayment terms;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency of which Is hereby acknowledged, the parties agree as follows:

1.     Total Crsdit Amount on the Cover Page of the Agreement. The Total Credit Amount is hereby amended by deleting "$200,000" and replacing it with "$400,000".

2.     Maturity on the Cover Page of the Agreement The Maturity Is hereby amended by deleting it in its entirety and replacing it with the following; "Maturity: The earlier of one hundred eighty (180) days after the closing of Borrower's offering of common stock in connection with its simultaneous reverse merger Into a public shell company whose common stock currently trades on the OTC Bulletin Board (the "Offering") or December 31, 2009."

3.     Confirmation of Agreement. Except as otherwise amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect,

4.     Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

5.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Cato Holding Company

By: /s/ Cato Holding Company

Name:
Title:

VistaGen Therapeutics, Inc

By:  /s/ Shawn K. Singth
Name: Shawn K. Singh
Title: CEO

AMENDMENT NO. 3

TO

LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AGREEMENT (the "Amendment") is made and entered into as of December 31, 2009, by and between Cato Holding Company, a North Carolina corporation dba Cato BioVentures ("LENDER"), and VistaGen Therapeutics, inc., a California corporation ("BORROWER").

WHEREAS, the parties entered into that certain Loan Agreement dated as of February 3, 2004, as amended by an Agreement dated August 18, 2006 and Amendment No. 2 dated February 14, 2007 (collectively, the "Agreement"), pursuant to which LENDER extended to BORROWER a $400,000 line of. credit at an interest rate of Prime plus 1%; and

WHEREAS, the parties desire to amend the Agreement to amend the maturity date and repayment terms;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Maturity on the Cover Page of the Agreement. The Maturity is hereby amended by deleting it in its entirety and replacing it with the following:

"Maturity: The earlier of ninety (90) days after the closing of Borrower's initial public offering of common stock in the United States or Canada (the "Offering") or December 31, 2010."

2.           Confirmation of Agreement. Except as otherwise amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect.

3.           Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

4.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Cato Holding Company

By: /s/ Cato Holding Company

Name:
Title:

VistaGen Therapeutics, Inc

By:  /s/ Shawn K. Singth
Name: Shawn K. Singh
Title: CEO

AMENDMENT NO. 4 TO
LOAN AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (the "Amendment") is made and entered into as of December 30 2010, by and between Cato Holding Company, a North Carolina corporation dba Cato BioVentures ("LENDER"), and VistaGen Therapeutics, Inc., a California corporation ("BORROWER").

WHEREAS, the parties entered into that certain Loan Agreement dated as of February 3, 2004, as amended by an Agreement dated. August 18, 2006, Amendment #2 dated February 14, 2007, and Amendment #3 dated December 31, 2009, (collectively, the "Agreement"), pursuant to which LENDER extended to BORROWER a $400,000 line of credit at an interest rate of Prime plus 1 % and with a maturity of December 31, 2010; and

WHEREAS, the parties desire to amend the Agreement to amend the maturity date and repayment terms;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Maturity on the Cover Page of the Agreement. The Maturity is hereby amended by deleting it in its entirety and replacing it with the following:

"Maturity: Ninety (90) days following the first to occur of a.) the closing of Borrower's offering of $5,000,000 or more in common stock, or b.) the closing of a reverse merger into a public shell company whose common stock currently trades on the OTC Bulletin Board (the "Offering"), or c.) December 31,2012."

2.           Confirmation of Agreement. Except as otherwise amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect.

3.           Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them In the Agreement.

4.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Cato Holding Company